Exhibit 21.1
FEDERAL REALTY INVESTMENT TRUST AND SUBSIDIARIES

NAME OF SUBSIDIARY	STATE OF INCORPORATION OF ORGANIZATION
Street Retail, Inc	Maryland
FRIT San Jose Town and Country Village, LLC	California